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                                                                    EXHIBIT 10.5


                        EYE CARE CENTERS OF AMERICA, INC.
                             STOCK OPTION AGREEMENT
                          UNDER 1998 STOCK OPTION PLAN
                           NON-QUALIFIED STOCK OPTION
                           --------------------------

     AGREEMENT entered into this 24th day of April, 1998 by and between EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), and the undersigned employee of the Company (the "Employee"). Capitalized terms used herein as defined terms which are not otherwise defined herein shall have the meanings given to them in the Employment Agreement dated as of April 24, 1998 between the Company and the Employee (the "Employment Agreement").

     WHEREAS, the Company desires to grant the Employee a non-qualified stock option under the Company's 1998 Stock Option Plan (the "Plan") to acquire shares of the Company's common stock, par value $.01 per share ("Common Stock").

     WHEREAS, Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

     NOW, THEREFORE, the Company and the Employee hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby irrevocably grants under the Plan and subject to the terms and conditions of the Plan to the Employee a non-qualified stock option (the "Option") to purchase up to 30,948 shares (the "Shares") of Common Stock on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   VESTING: PURCHASE PRICE.

          (a) GENERAL. One-half of the Shares subject to the Option shall vest based solely upon the passage of time, as set forth below (the "Time Based Option"). One-half of the Shares subject to the Option shall vest on the tenth anniversary of the date of grant, subject to acceleration of vesting upon achievement of certain performance criteria, as set forth below (the "Performance Option").

          (b) PURCHASE PRICE. The purchase price payable upon exercise of the Option shall be $124.91 per Share.

          (c) VESTING OF TIME BASED OPTION. The Time Based Option shall vest in six equal installments of 2,579 Shares. The first installment shall vest on October 24, 1998, and each subsequent installment shall vest on the same day of each sixth month following such initial vesting date until the entire Time Based Option shall have vested or been terminated pursuant to the provisions hereof.


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          (d)  VESTING OF PERFORMANCE OPTION.

               (1) Employee shall not be vested with the right to exercise the Performance Option until ten (10) years after the grant date, at which time Employee shall acquire the vested right to exercise the Performance Option.

               (2) Notwithstanding the foregoing, on and after the publication of each written determination by the Board of Directors of the Company (the "Board"), or a committee thereof which is authorized to do so, that the Company has met at least ninety percent (90%) of its objective for EBITDA (as defined in the Employment Agreement) (100% of the Company's objective referred to herein as the "Performance Goals") for the prior fiscal year, commencing for the fiscal year ending January 2, 1999 and continuing for each of the two fiscal years thereafter, then subject to the other restrictions in the Plan and this Agreement, Employee shall acquire the vested right to exercise this Option to purchase sixteen and two-thirds percent (16 2/3%) of the Shares subject to the Performance Option, and for each additional one percent (1%) achievement over ninety percent (90%) of the Performance Goals for any such fiscal year, as so determined, Employee shall acquire the vested right to exercise this Option to purchase an additional one and two-thirds percent (1 2/3%) of the Shares subject to the Performance Option but no more than thirty-three and one-third percent (33 1/3%) of the Shares subject to the Performance Option in respect of each full fiscal year.

               (3) Additionally, on and after publication of a written determination by the Board or a committee thereof which is authorized to do so that the Company has met at least eighty seven and one half percent (871/2%) of its Performance Goals for the fiscal year ending December 31, 2000 and at least ninety percent (90%) of its cumulative Performance Goals for the three fiscal years ending December 31, 2000 ("Three Year Performance Goals"), then subject to the other restrictions in the Plan and this Agreement, (i) Employee shall acquire the vested right to exercise the Performance Option to purchase fifty percent (50%) of the Shares subject to the Performance Option as to which Employee had not otherwise acquired the vested right to exercise, and (ii) for each additional one percent (1%) achievement over ninety percent (90%) of the Three Year Performance Goals, as so determined, Employee shall acquire the vested right to exercise the Performance Option to purchase an additional five percent (5%) of the Shares subject to the Performance Option as to which Employee has not otherwise acquired the vested right to exercise (such additional exercise rights pursuant to clauses (i) and (ii) above are referred to herein as the "Additional Exercise Rights").

               (4) Such determinations shall be made by the Board or such committee within ten (10) days after receipt of audited financial statements for each fiscal year. The Board's or committee's determination as to whether the Company has met such objectives shall be final and not subject to dispute. In addition, the Board or a committee thereof shall have complete discretion to modify such objectives from time to time for any year or years to reflect

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business combinations or dispositions, fiscal year changes, purchases or sales of assets or any other circumstances the Board or committee thereof deems relevant.

          (e)  ACCELERATION.

               (1)  SALE.

                    (A)  Notwithstanding any provision to the contrary in this
Section 2, but subject to the other restrictions in the Plan and this Agreement, in the event of a Sale (as defined below), (i) all unvested Shares subject to the Time Based Option shall become vested and immediately exercisable in full, and (ii) a portion of the unvested Shares subject to the Performance Option shall become vested and immediately exercisable in the event the Lee IRR (as defined below) is greater than or equal to twenty percent (20%). The portion thereof which shall become vested and immediately exercisable shall range from zero percent (0%) to one hundred percent (100%) in proportion to the amount by which the IRR exceeds twenty (20%) (up to thirty-five percent (35%)) compared to the difference between twenty percent (20%) and thirty-five percent (35%). The term "Lee IRR" shall mean the internal rate of return achieved by the Lee Holders on their aggregate investment in the Company, determined as of consummation of the Sale; provided that Lee IRR shall not include any management, transaction or structuring fees (or the like) paid to the Lee Holders or any affiliate of the Lee Holders.

                    (B)  For purposes hereof, the term "Sale" shall mean:

                         (i)   the acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of (a) the Company or
(b) the surviving entity in any reorganization, merger or consolidation involving the Company (any such entity referred to herein as the "Corporation") where such acquisition causes such Person to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, other than acquisitions by the Thomas H. Lee Company or its Affiliates (as defined in the Stockholders Agreement);

                         (ii)  approval by the shareholders of the Company of a
complete liquidation or dissolution of the Company; or

                         (iii) the acquisition by a third party not affiliated
with the Company of all or substantially all of the Company's assets (without regard to cash or accounts receivable).

                    (C) The accelerated vesting provided in this Section 2(e)(1) shall take effect immediately prior to but contingent upon the Sale giving rise to such accelerated vesting. The phrase "immediately prior to the Sale" shall be understood to mean sufficiently in

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advance of a Sale to permit the Employee to take all steps reasonably necessary to permit the Employee to become a shareholder of the Company as of the consummation of such Sale with respect to the Shares subject to the accelerated vesting provided in this Section 2(e)(1). The Board or committee thereof may in good faith shorten the Interim Period or make approximations of EBITDA during the Interim Period in order to comply with the preceding sentence.

               (2) INITIAL PUBLIC OFFERING. Notwithstanding any provision to the contrary in this Section 2, but subject to the other restrictions in the Plan and this Agreement, in event of the completion of the Company's initial Public Offering (as defined below) a fraction of the total Shares subject to the Option shall become vested and immediately exercisable, such fraction to have a numerator equal to the aggregate number of shares of Common Stock sold by the Lee Holders (as such term is defined in the Stockholders' Agreement referred to in Section 11) pursuant to such Public Offering, and a denominator equal to the aggregate number of shares of Common Stock owned by the Lee Holders immediately following consummation of the Recapitalization (as adjusted for stock splits, stock dividends, reclassifications and the like); PROVIDED, HOWEVER, that to the extent any of the Shares subject to the Option shall have become exercisable prior to the Company's initial Public Offering (the "Previously Vested Option Shares"), then the number of Shares which become vested and exercisable pursuant to this Section 2(e)(2) shall be reduced by the number of Previously Vested Option Shares (but not below zero). The term "Public Offering" shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms.

               (3) TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR FOR GOOD REASON. Notwithstanding any provision to the contrary in this Section 2, but subject to the other restrictions in the Plan and this Agreement, in the event of termination of the Employee's employment (x) by the Company without Cause, (y) by the Employee for Good Reason or (z) only at the end of the initial three year term under the Employment Agreement if the Company delivers a notice of non-renewal pursuant to Section 1 of the Employment Agreement, then (i) all unvested Shares subject to the Time Based Option shall become vested and immediately exercisable in full, and (ii) such number of unvested Shares subject to the Performance Based Option as would vest in respect of the fiscal year in which the termination occurs pursuant to Section 2(d)(2) shall become vested and immediately exercisable. The number of unvested Shares which vest pursuant to clause (ii) of the immediately preceding sentence shall be calculated using the Company's annualized EBITDA based on the Company's year-to-date EBITDA generated during the fiscal year of the Employee's termination of employment; PROVIDED, HOWEVER, that if within 365 days following the date of such termination of employment, the Company consummates a Sale or initial Public Offering, then the number of unvested Shares which become vested and exercisable pursuant to clause
(ii) of the immediately preceding sentence shall be adjusted (upward only) to such number of Shares (the "Clawback Option Shares") as the Employee would have been entitled under Section 2(d) if the Employee

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had remained an employee of the Company through consummation of such a Sale or initial Public Offering.

               (4)  DEATH. Notwithstanding any provision to the contrary in this
Section 2, but subject to the other restrictions in the Plan and this Agreement, in the event of termination of Employee's employment as a result of his death, all Shares subject to the Time Based Option which are scheduled to vest in accordance with Section 2(c) at the end of the applicable six month period in which such death occurs shall become vested and immediately exercisable.

     3.   TERM OF OPTIONS: EXERCISABILITY.

          (a)  TERM.

               (1) Each Option shall expire not more than ten (10) years and six months from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

               (2) If such termination of employment is by the Company for Cause, then the Option shall terminate immediately upon termination of employment.

               (3) If such termination of employment is by the Company without Cause or by the Employee for Good Reason, the Option shall terminate on the 60th day following the effective day of such termination of employment, or on the date the Option expires by its terms, whichever first occurs; PROVIDED, HOWEVER, that the Option shall terminate on the 395th day following the effective date of such termination of employment with respect to any Clawback Option Shares.

               (4) If such termination of employment is because the Employee has become disabled (as determined in accordance with an employment agreement between the Employee and the Company (or one of its subsidiaries) or, if there is no such agreement, as determined in accordance with Section 22(e)(3) of the
Code) the Option shall terminate on the 60th day following the date the Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever first occurs.

               (5) In the event of the death of the Employee, the Option granted to the Employee shall terminate on the 180th day following the date of death, or on the date on which the Option expires by its terms, whichever first occurs.

          (b) EXERCISABILITY. If the Employee ceases to be an employee of the Company, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under the Option has accrued and is in effect on the date such Employee ceases to be an employee of the Company; PROVIDED, HOWEVER, that with respect to the Clawback

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Option Shares, the Option may be exercised if vested in accordance with the terms hereof during the periods provided herein.

     4.   MANNER OF EXERCISE OF OPTION.

          (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares to be purchased, together with payment in full of the purchase price for such Shares. Payment may be in the form of (i) cash or a check payable to the order of the Company in an amount equal to the purchase price for the Shares being purchased, (ii) shares of common stock of the Company owned by the Employee having a fair market value equal in amount to the purchase price of the Shares being purchased, or (iii) any combination of (i) and (ii). With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty
(30) days from the date of receipt of such notice and payment by the Company.

          (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

     5. NON-TRANSFERABILITY. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

     6.   REPRESENTATION LETTER AND INVESTMENT LEGEND.

          (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the federal Securities Act of 1933, as amended, when the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", so-called, as described in Exhibit 1, upon any certificate for the Shares issued by mason of such exercise.

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          (b)  The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

     7. ADJUSTMENTS ON CHANGES IN RECAPITALIZATION, REORGANIZATION AND THE LIKE. Adjustments on changes in recapitalization, reorganization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

     8. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company (or any of its subsidiaries) to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

     9. RIGHTS AS A STOCKHOLDER. The Employee shall not have any rights as a stockholder of the Company with respect to any Shares which may be purchased by exercise of this Option unless and until a stock certificate representing such Shares is executed and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     10. WITHHOLDING TAXES. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to withhold (or to cause one of the Company's subsidiaries to withhold) from compensation otherwise payable to the Employee, or to require the Employee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements in respect of the Shares being purchased by the Employee prior to the issuance of such Shares and the delivery of any certificate or certificates for such Shares, and from time to time thereafter.

     11. STOCKHOLDERS' AGREEMENT. As a condition to the grant of the Option, and to any exercise of the Option, the Employee shall join in a Stockholders' Agreement dated as of April 24, 1998 (the "Stockholders' Agreement") among the Company, certain affiliates of Thomas H. Lee Company, and certain other stockholders of the Company. The Option and the Shares issuable upon exercise of the Option are subject to restrictions on transfer, voting agreements. Co-sale agreements and other matters more fully described therein.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his hand and seal, all as of the day and year first above written.


                                        EYE CARE CENTERS OF AMERICA, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        EMPLOYEE:


                                        /s/ Bernard W. Andrews
                                        ----------------------------------------
                                        Name



                                        Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------


                                        Social Security No.:

                                        ----------------------------------------





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                                    EXHIBIT 1
                            TO STOCK OPTION AGREEMENT

                                 --------------

Eye Care Centers of America, Inc.
11103 West Avenue
San Antonio, Texas 78213

Ladies and Gentlemen:

     I hereby exercise my option to purchase _______ shares of common stock, par value $.01 per share, of Eye Care Centers of America, Inc., a Texas corporation (the "Company") under the non-qualified stock option dated _________, granted to me under the Company's 1998 Stock Option Plan. In connection with such exercise, I am delivering herewith the full exercise price with respect to the shares being purchased, and I hereby acknowledge and agree to the following:

     1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

     2. Routine sales of securities made in reliance upon Rule 144 promulgated under the Act can be made only after the expiration of the applicable holding period and only in limited amounts in accordance with the terms and conditions provided by that Rule. Any sale to which such Rule is not applicable will require registration or compliance with some other exemption under the Act.

     3. The Company is under no obligation to me to register the shares or to comply with any exemptions from registration under the Act.

     4. The availability of Rule 144 is dependent upon the availability of adequate current public information with respect to the Company. At the time that I may desire to make a sale pursuant to Rule 144, the Company may not wish nor be able to comply with such information requirement.

     In consideration of the issuance to me of certificates for the shares, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that

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there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

     "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, or hypothecated in the absence of an effective registration statement under the said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."

     I further agree that the Company may place a stop order with its transfer agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.



                                        Very truly yours,





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